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EXHIBIT 99.1

OUTDOOR CHANNEL HOLDINGS, INC.
                                                                    NEWS RELEASE



Contacts:  Perry T. Massie, President and Chief Executive Officer
           William A. Owen, Chief Financial Officer
           951.699.4749

           Angie Yang
           PondelWilkinson Inc.
           Corporate & Investor Relations
           310.279.5980
           investor@pondel.com


           OUTDOOR CHANNEL HOLDINGS REPORTS 2005 FIRST QUARTER RESULTS


         TEMECULA, CALIFORNIA - MAY 16, 2005 - Outdoor Channel Holdings, Inc. (NASDAQ NMS: OUTD) today reported total revenues of $10.1 million for the three months ended March 31, 2005, up 9.1 percent from $9.2 million in the prior-year period.

         Advertising revenue, which is generated principally from the sale of advertising time on the company's national television network, The Outdoor Channel, rose 9.0 percent to $5.3 million in the 2005 first quarter from $4.8 million a year ago. Subscriber fees, which are solely related to The Outdoor Channel, grew to $3.6 million from $3.2 million in the same period a year earlier. Membership income, derived from the company's related businesses that serve the interests of The Outdoor Channel's viewers and outdoor enthusiasts, decreased slightly from the 2004 first quarter but remained relatively unchanged at approximately $1.2 million.

         "We are pleased with the year-over-year growth in advertising and subscriber fee revenues generated by The Outdoor Channel, though advertising revenues were lower than the record levels achieved in the preceding fourth quarter, which is our seasonally strongest period of the year," said Perry T. Massie, president and chief executive officer of Outdoor Channel Holdings. "In addition, we are proud of the continued achievements made by our team in building a stronger platform designed to support growth on many levels for years to come.

         "With our new advertising sales office in New York, the launch of Outdoor Channel 2 HD, our emphasis on producing more shows in-house and our heightened efforts to drive growth of The Outdoor Channel's and Outdoor Channel 2 HD's subscriber bases, we are experiencing a considerable increase in operating costs in 2005. Although the increase in expenses is on track with our internal plans, our operating margins will be negatively impacted in the near term. We believe these investments will significantly enhance the company's prospects and contribute to even greater value for our shareholders," Massie said.



                                     (more)
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Outdoor Channel Holdings, Inc.
Page 2


         Total expenses for the current first quarter rose 34.7 percent to $9.3 million from $6.9 million a year ago. Net income totaled $452,000, or $0.02 per diluted share, for the 2005 first quarter, compared with $1.1 million, or $0.06 per diluted share, for the 2004 first quarter.

         As of May 2005, the company estimated The Outdoor Channel was available to more than 74.7 million homes across the country. As estimated by Nielsen Media Research, The Outdoor Channel is subscribed to by approximately 24.3 million homes in May 2005.

         At, March 31, 2005, cash and cash equivalents totaled $11.2 million, down from $13.1 million at year-end 2004. Total stockholders' equity at the end of the 2005 first quarter equaled $94.8 million.

ABOUT OUTDOOR CHANNEL HOLDINGS, INC.
------------------------------------

         Outdoor Channel Holdings, Inc. owns and operates The Outdoor Channel, a national television network dedicated to providing the best in traditional outdoor programming to America's 82 million anglers, hunters and outdoor enthusiasts. The Outdoor Channel features approximately 100 weekly programs featuring hunting, fishing and shooting sports, as well as off road motor sports and other related lifestyle programming. Nielsen Media Research estimates The Outdoor Channel's universe, through a combination of cable and satellite dish subscribers, to be approximately 24.3 million homes for May 2005. The company also owns and operates related businesses that serve the interests of viewers of The Outdoor Channel and other outdoor enthusiasts, including LDMA-AU, Inc. (Lost Dutchman's) and Gold Prospector's Association of America, LLC. (GPAA).

SAFE HARBOR STATEMENT
---------------------

         The information contained in this news release may include forward-looking statements. The company's actual results could differ materially from those discussed in any forward-looking statements. The statements contained in this news release that are not historical are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such forward-looking statements relate to, among other things: (1) expected revenue and earnings growth and changes in mix; (2) anticipated expenses including advertising, programming, personnel and others; (3) Nielsen Media Research estimates regarding total households and cable and satellite homes subscribing to and viewers (ratings) of The Outdoor Channel; and (4) other matters. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         These statements involve significant risks and uncertainties and are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to (1) the company's ability to increase its subscriber base; (2) the impact from increasing launch support costs to increase distribution of The Outdoor Channel; (3) the placement of The Outdoor Channel in unpopular or more expensive packages; (4) the risk of cable and satellite service providers discontinuing carriage of The Outdoor Channel; (5) the company's ability to continue to manage its growth; (6) its ability to secure and retain national advertising accounts; (7) its ability to develop or distribute popular shows on The Outdoor Channel; (8) changes in methodology used to estimate the subscriber base of, and the ratings of programs on, The Outdoor Channel, or inaccuracies in such estimates; (9) costs associated with producing and acquiring programming being more than expected; and (10) other factors. In assessing forward-looking statements contained herein, readers are urged to read carefully all cautionary statements contained in our filings with the Securities and Exchange Commission. For these forward-looking statements, we claim the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act and Section 21E of the Exchange Act.

                                      # # #

                                 (TABLES FOLLOW)

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                      OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                           (In thousands, except per share data)

                                                                    THREE MONTHS ENDED
                                                                         MARCH 31,
                                                               ---------------------------
                                                                  2005             2004
                                                               -----------     -----------
                                                                       (Unaudited)
Revenues:
     Advertising                                               $     5,259     $     4,826
     Subscriber fees                                                 3,642           3,162
     Membership income                                               1,160           1,232
                                                               -----------     -----------

          Total revenues                                            10,061           9,220
                                                               -----------     -----------

Expenses:
     Satellite transmission fees                                       633             591
     Advertising                                                     1,694           1,314
     Programming                                                       521             395
     Selling, general and administrative                             6,486           4,630
                                                               -----------     -----------

          Total expenses                                             9,334           6,930
                                                               -----------     -----------

Income from operations                                                 727           2,290

Other income, net                                                       52              15
                                                               -----------     -----------

Income before income taxes and minority interest                       779           2,305

Income tax provision                                                   327             930
                                                               -----------     -----------

Income before minority interest                                        452           1,375

Minority interest in net income of consolidated subsidiary              --             262
                                                               -----------     -----------

Net income                                                     $       452     $     1,113
                                                               ===========     ===========

Earnings per common share:
     Basic                                                     $      0.02     $      0.08
                                                               ===========     ===========
     Diluted                                                   $      0.02     $      0.06
                                                               ===========     ===========

Weighted average number of common shares outstanding:
   (as adjusted for a five for two split)
     Basic                                                          18,474          14,827
                                                               ===========     ===========
     Diluted                                                        22,397          15,479
                                                               ===========     ===========





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                               OUTDOOR CHANNEL HOLDINGS, INC. AND SUBSIDIARIES
                               CONDENSED CONSOLIDATED BALANCE SHEET HIGHLIGHTS
                                    (In thousands, except per share data)

                                                                                   MARCH 31,     DECEMBER 31,
                                                                                     2005           2004
                                                                                 -----------     -----------
                                                                                 (unaudited)      (restated)
ASSETS
Cash and cash equivalents                                                        $    11,154     $    13,105
Accounts receivable, net of allowance for doubtful accounts of $216 and $207           4,618           4,848

Total current assets                                                                  20,542          21,726

Property, plant and equipment, net                                                     7,960           6,726

Totals                                                                           $   100,296     $    99,669


LIABILITIES AND STOCKHOLDERS' EQUITY
Total current liabilities                                                              4,087           4,684

Total liabilities                                                                      5,536           6,187
Total stockholders' equity                                                            94,760          93,482

Totals                                                                           $   100,296     $    99,669





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